As filed with the Securities and Exchange Commission on May 22, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_______________________________

FUELCELL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	06-0853042
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3 Great Pasture Road Danbury, Connecticut (Address of Principal Executive Offices)	06810 (Zip Code)

FUELCELL ENERGY, INC. 2018 OMNIBUS INCENTIVE PLAN
(Full title of the plan)

Jason B. Few

President, Chief Executive Officer and Chief Commercial Officer
FuelCell Energy, Inc.
3 Great Pasture Road

Danbury, Connecticut 06810
(203) 825-6000

(Name, address and telephone number,
including area code, of agent for service)

Copies to:

Paul D. Broude, Esq. Megan A. Odroniec, Esq. Foley & Lardner LLP 111 Huntington Avenue, Suite 2500 Boston, Massachusetts 02199	Jennifer D. Arasimowicz, Esq. Executive Vice President, General Counsel, Corporate Secretary and Chief Administrative Officer FuelCell Energy, Inc. 3 Great Pasture Road Danbury, Connecticut 06810

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share	4,000,000 shares	$1.94	$7,760,000	$1,008

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the common stock, $0.0001 par value per share (“Common Stock”), of FuelCell Energy, Inc. that become issuable under the FuelCell Energy, Inc. 2018 Omnibus Incentive Plan, as amended and restated, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)	Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $1.94 per share, which is the average of the high and low prices of the Common Stock, as reported on The Nasdaq Global Market, on May 19, 2020.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

The purpose of this Registration Statement is to register 4,000,000 additional shares of the common stock, $0.0001 par value per share (“Common Stock”), of FuelCell Energy, Inc. (the “Company”) in connection with the Company’s 2018 Omnibus Incentive Plan, as amended and restated.

Pursuant to General Instruction E of Form S-8, the contents of the Company’s Registration Statement on Form S-8 (Reg. No. 333-224154), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

FuelCell Energy, Inc. (the “Company” or the “Registrant”) hereby incorporates by reference into this Registration Statement the documents listed in (a) through (d) below, which have previously been filed with the Securities and Exchange Commission (the “Commission”):

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2019, filed on January 22, 2020;

(b)	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2020, filed on March 16, 2020;

(c)	The Company’s Current Reports on Form 8-K, filed on November 6, 2019 (excluding Item 7.01 and Exhibits 99.1, 99.2 and 99.3 of Item 9.01), November 25, 2019, December 12, 2019, December 20, 2019 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), January 13, 2020, February 13, 2020 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), February 21, 2020, March 20, 2020 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), April 7, 2020 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), April 9, 2020, April 24, 2020 (excluding Item 7.01), May 4, 2020 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), May 12, 2020 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), and May 15, 2020; and

(d)	The description of the Company’s common stock contained in its registration statement on Form 8-A, filed on June 6, 2000, including any amendments or reports filed for the purposes of updating this description.

In addition, all documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Description
4.1	Certificate of Incorporation of the Company, as amended, July 12, 1999 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated September 21, 1999).

4.2

Certificate of Amendment of the Certificate of Incorporation of the Company, dated November 21, 2000 (incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K dated January 12, 2017).

4.3

Certificate of Amendment of the Certificate of Incorporation of the Company, dated October 31, 2003 (incorporated by reference to Exhibit 3.11 to the Company’s Current Report on Form 8-K dated November 3, 2003).

4.4

Amended Certificate of Designation of Series B Cumulative Convertible Perpetual Preferred Stock, dated March 14, 2005 (incorporated by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K dated January 12, 2017).

4.5

Certificate of Amendment of the Certificate of Incorporation of the Company, dated April 8, 2011 (incorporated by reference to Exhibit 3.5 to the Company’s Annual Report on Form 10-K dated January 12, 2017).

4.6

Certificate of Amendment of the Certificate of Incorporation of the Company, dated April 5, 2012 (incorporated by reference to Exhibit 3.6 to the Company’s Annual Report on Form 10-K dated January 12, 2017).

4.7

Certificate of Amendment of the Certificate of Incorporation of the Company, dated December 3, 2015 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated December 3, 2015).

4.8

Certificate of Amendment of the Certificate of Incorporation of the Company, dated April 18, 2016 (incorporated by reference to Exhibit 3.9 to the Company’s Quarterly Report on Form 10-Q for the period ending April 30, 2016).

4.9

Certificate of Amendment of the Certificate of Incorporation of the Company, dated April 7, 2017 (incorporated by reference to Exhibit 3.10 to the Company’s Quarterly Report on Form 10-Q for the period ending April 30, 2017).

4.10

Certificate of Amendment of the Certificate of Incorporation of the Company, dated December 14, 2017 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated December 14, 2017).

4.11

Certificate of Amendment of the Certificate of Incorporation of the Company, dated May 8, 2019 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 8, 2019).

4.12	Certificate of Amendment of the Certificate of Incorporation of the Company, dated May 11, 2020 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 12, 2020).

4.13	Amended and Restated By-Laws of the Company, dated December 15, 2016 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated December 15, 2016).

4.14	Specimen of Common Share Certificate (incorporated by reference to Exhibit 4 to the Company’s Annual Report on Form 10-K for fiscal year ended October 31, 1999).

4.15

Schedule A to Articles of Amendment of FuelCell Energy, Ltd., setting forth the rights, privileges, restrictions and conditions of Class A Cumulative Redeemable Exchangeable Preferred Shares (incorporated by reference to Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q for the period ended January 31, 2009).

4.16

Letter Agreement, dated March 31, 2011, and Guarantee, dated April 1, 2011, by and between the Company and Enbridge, Inc., and Revised Special Rights and Restrictions attributable to the Class A Preferred Stock of FuelCell Energy, Ltd. (incorporated by reference to Exhibits 4.1, 4.2 and 4.3 to the Company’s Current Report on Form 8-K dated March 31, 2011).

4.17

Certificate of Designation for the Company’s 5% Series B Cumulative Convertible Perpetual Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report Form 8-K, dated November 22, 2004).

4.18	Certificate of Designations for the Company’s Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, dated September 5, 2017).

4.19

Certificate of Designations, Preferences and Rights for the Company’s Series D Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated August 27, 2018).

4.20	Specimen Series D Convertible Preferred Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated August 27, 2018).

4.21	Form of Series A Warrants to purchase common stock (incorporated by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K dated July 6, 2016).

4.22	Form of Series B Warrants to purchase common stock (incorporated by reference to Exhibit 10.4 to the Company's Current Report on Form 8-K dated July 6, 2016).

4.23	Form of Series C Warrants to purchase common stock (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K dated April 27, 2017).

4.24	Form of Series D Warrants to purchase common stock (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K dated April 27, 2017).

4.25	Form of Warrant to purchase common stock (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on November 6, 2019).

4.26

Letter Agreement, dated January 20, 2020, among the Company, FCE FuelCell Energy Ltd., and Enbridge Inc. relating to the amendment of the terms of the Class A Cumulative Preferred Stock of FCE FuelCell Energy Ltd. (incorporated by reference to Exhibit 4.13 to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2019).

4.27

Schedule A setting forth the amended rights, privileges, restrictions and conditions of the Class A Cumulative Preferred Stock of FCE FuelCell Energy Ltd. (incorporated by reference to Exhibit 4.14 to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2019).

4.28	FuelCell Energy, Inc. 2018 Omnibus Incentive Plan, as amended and restated, effective as of May 8, 2020 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 12, 2020).

5.1	Opinion of Foley & Lardner LLP (including consent of counsel).

23.1	Consent of KPMG LLP.

23.2	Consent of Foley & Lardner LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danbury, State of Connecticut, on May 22, 2020.

FUELCELL ENERGY, INC.

By:	/s/ Jason B. Few
Jason B. Few
President, Chief Executive Officer and Chief Commercial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jason B. Few, Jennifer D. Arasimowicz and Michael S. Bishop, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 22, 2020.

Signature	Title

/s/ Jason B. Few Jason B. Few	President, Chief Executive Officer, Chief Commercial Officer and Director (Principal Executive Officer and Director)

/s/ Michael S. Bishop Michael S. Bishop	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ James H. England James H. England	Director – Chairman of the Board

/s/ Chris Groobey Chris Groobey	Director

/s/ Matthew F. Hilzinger Matthew F. Hilzinger	Director

/s/ Natica von Althann Natica von Althann	Director